UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018

RESTORATION ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

128 Baytech Drive

San Jose, California

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 883-6888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement with Solar

On November 2, 2018, Restoration Robotics, Inc. (the “Company”), entered into an Amendment Agreement (the “Amendment”) to its Loan and Security Agreement (the “Loan Agreement”) with Solar Capital Ltd. (“Solar”) and certain other lenders (together, the “Lenders”) under the Loan Agreement.

Pursuant to the terms of the Amendment Agreement, Loan Agreement was amended to modify the compliance requirement for certain revenue and liquidity thresholds. As part of this amendment, the Company will pay a fee of $50,000 to the Lenders and cancelled 161,725 warrants that were originally issued in May 2018 in connection with the Loan Agreement and issued 161,725 new warrants of the Company’s common stock, $0.0001 par value per share, at an exercise price of $1.755 per share (the “New Warrants”). The New Warrants are immediately exercisable upon issuance, and excluding certain mergers or acquisitions, will expire on the ten-year anniversary of the date of issuance.

The foregoing description of the Amendment Agreement and the New Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement and the form of the New Warrants, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The offer and sale of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants were offered and sold to accredited investors in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act.

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2018, the Company issued a press release relating to its financial results for the three and nine months ended September 30, 2018. The full text of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Entry into Consulting Agreement with Keith J. Sullivan

Effective November 1, 2018 (the “Effective Date”), the Company appointed Keith J. Sullivan, a member of the Company’s board of directors, as its Interim Chief Commercial Officer.  In connection with his appointment as Interim Chief Commercial Officer, Mr. Sullivan entered into a consulting agreement with the Company dated as of the Effective Date (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Sullivan will provide services as the Company’s Interim Chief Commercial Officer from the Effective Date until the one-year anniversary of the Effective Date, unless otherwise extended by mutual agreement of the Company and Mr. Sullivan. The Company may terminate the Consulting Agreement prior to the six-month anniversary of the Effective Date and both the Company and Mr. Sullivan may terminate the Consulting Agreement after the six-month anniversary of the Effective Date.

Pursuant to the Consulting Agreement, the Company will reimburse Mr. Sullivan for reasonable expenses.  Further, as consideration for the services contemplated in the Consulting Agreement, the Company will grant Mr. Sullivan

360,000 restricted stock units (“Restricted Stock Units”) pursuant to the Company’s 2017 Equity Incentive Award Plan.  Pursuant to the Consulting Agreement, 25% of the Restricted Stock Units shall vest, and the restrictions thereon shall lapse, upon each three-month anniversary of October 15, 2018 so long as Mr. Sullivan continues to provide services as Interim Chief Commercial Officer as contemplated by the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2018.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release dated November 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION ROBOTICS, INC.

Date: November 5, 2018	By:	/s/ Ryan Rhodes Ryan Rhodes President, Chief Executive Officer